Exhibit 14(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Proxy Statement/Prospectus included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14, File No. 333-267450) of Barings BDC, Inc.

We also consent to the inclusion of our report dated March 19, 2021, with respect to the consolidated financial statements of Sierra Income Corporation for the year ended December 31, 2020, in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
October 19, 2022